SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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iPass Inc.

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3800 Bridge Parkway
Redwood Shores, California 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of iPass Inc., a Delaware corporation. The meeting will be held on Friday, June 3, 2005, at 9:00 a.m., local time, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA 94065 for the following purposes:

1. To elect two directors to hold office until the 2008 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2005.

3. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is April 15, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bruce K. Posey
Vice President, General Counsel and
Secretary
Redwood Shores, California
April 27, 2005
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proposal 1 Election of Directors
The Board of Directors Recommends A Vote in Favor of Each Named Nominee.
Audit Committee
Compensation Committee
Nominating Committee
Meetings of the Board of Directors
Stockholder Communications with the Board of Directors
Code of Ethics
Report of the Audit Committee
Proposal 2 Ratification of the Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
The Board of Directors Recommends A Vote in Favor of Proposal 2.
Executive Officers and Directors
Security Ownership of Certain Beneficial Owners and Management
Compensation of Executive Officers
Aggregated Option/SAR Exercises for the Year Ended December 31, 2004 and Stock Option Values as of December 31, 2004
Report of the Compensation Committee of the Board
Certain Relationships and Related Transactions
Householding of Proxy Materials
Other Matters

3800 Bridge Parkway
Redwood Shores, California 94065
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
June 3, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of iPass Inc. is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the internet.
      We intend to mail this proxy statement and accompanying proxy card on or about April 27, 2005 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the annual meeting. On this record date, there were 63,024,964 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on April 15, 2005, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on April 15, 2005, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are two matters scheduled for a vote:

•	Election of two directors to hold office until the 2008 Annual Meeting of Stockholders;

•	Ratification of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2005.
      In addition, you are entitled to vote on any other matters that are properly brought before the annual meeting.

How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-536-4457 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:30 p.m., Central Standard Time on June 2, 2005 to be counted.

•	To vote on the Internet, go to www.computershare.com/us/proxy to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 5:30 p.m., Central Standard Time on June 2, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from iPass. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2005.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
When are stockholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2005, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 3, 2006 and March 5, 2006. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For Proposal No. 1, the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 ratifying KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2005 must receive a “For” vote from the majority of shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 63,024,964 outstanding and entitled to vote. Thus 31,512,483 must be represented by stockholders present at the meeting or by proxy to have a quorum.
      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or the Chairman of the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2005.

Proposal 1
Election of Directors
      iPass’ Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.
      The Board of Directors currently has seven members. There are two directors in the class whose term of office expires in 2005. If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors to attend the Annual Meeting, and for those purposes to permit attendance by telephone. All of the nominees for election as a director at the 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders.
Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting of Stockholders
      The following is a brief biography of each nominee for director.
      John D. Beletic, age 53, has served as a member of our board of directors since November 1999. Since July 2002, Mr. Beletic has served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company, and since July 2002 as a venture partner with Oak Investment Partners, a venture capital firm. In addition, Mr. Beletic serves on the board of Tessco Technologies, a wireless technology provider, Aventail, Inc., a virtual private network service and appliance provider, Fiber Tower, a provider of microwave transmission services to mobile phone carriers, and STSN, Inc., a provider of broadband internet access for the hospitality industry. From August 1994 until December 2001, Mr. Beletic served as Chief Executive Officer and Chairman of the Board of Weblink Wireless, Inc., a communications service company. Mr. Beletic was the Chief Executive Officer and Chairman of the Board of WebLink when that company filed for bankruptcy protection in May 2001.
      A. Gary Ames, age 60, has served as a member of our board of directors since July 2002. From July 1995 until his retirement in June 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International, a broadband and wireless company. Mr. Ames serves on the boards of: Albertsons Inc., a food and drug retailer, Tektronix, Inc., an electronic testing and measurement company; and F5 Networks, Inc., an application traffic management company.
The Board of Directors Recommends
A Vote in Favor of Each Named Nominee.
Directors Continuing in Office until the 2006 Annual Meeting of Stockholders
      Kenneth D. Denman, age 46, has served as our Chairman since January 2003, as a member of our board of directors since December 2001 and as our President and Chief Executive Officer since October 2001. From January 2000 to March 2001, Mr. Denman served as President and Chief Executive Officer of AuraServ Communications, a managed service provider of broadband voice and data applications that ceased operations in March 2001. From August 1998 to May 2000, Mr. Denman served as Senior Vice President, National Markets Group of MediaOne, Inc., a broadband cable and communications company. From June 1996 to August 1998, Mr. Denman served as Chief Operating Officer, Wireless, at MediaOne International, a broadband and wireless company. Mr. Denman also serves on the board of Openwave Systems, Inc., a provider of open standards software products and services for the telecommunications industry.
      Cregg B. Baumbaugh, age 48, has served as a member of our board of directors since June 2003. From May 1999 to August 2004, Mr. Baumbaugh served as Executive Vice President of T-Mobile USA, a provider of broadband and wireless communications company (formerly VoiceStream Wireless Corp). From July 1994 to May 1999, Mr. Baumbaugh served as Senior Vice President of Corporate Development of VoiceStream Wireless and Western Wireless Corporation. From November 1989 through May 1999, he served in various positions with Western Wireless and its predecessor.
      Allan R. Spies, age 56, has served as a member of our board of directors since December 2002. From 1997 until his retirement in June 2000, Mr. Spies served as Executive Vice President and Chief Financial Officer of US West Communications, a telecommunications company that was acquired by Qwest Communications International, Inc. in June 2000. Mr. Spies also serves on the board of InfoNow Corporation, a provider of enterprise channel management software.
Directors Continuing in Office until the 2007 Annual Meeting of Stockholders
      Peter G. Bodine, age 43, has served as a member of our board of directors since November 1998. Mr. Bodine has served as a General partner of APV Technology partners, a venture capital firm, since 1994 and Executive Vice President of Asia Pacific Ventures, a venture capital firm, since December 1992. Mr. Bodine also serves on the board of STSN, a broadband service provider.
      Arthur C. Patterson, age 61, has served as a member of our board of directors since December 1996. Mr. Patterson is a general partner of Accel Partners, a venture capital firm that he founded in 1983. Mr. Patterson also serves as a director of Actuate Corporation, an enterprise reporting software company.
Independence of the Board of Directors
      As required under the listing standards of the National Association of Securities Dealers, Inc. (the “Nasdaq listing standards”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and iPass, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Denman, our President and Chief Executive Officer.
Information Regarding the Board of Directors and its Committees
      In 2004 iPass’ independent directors met eight times in regularly scheduled executive sessions at which only independent directors were present.
      Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The following table provides membership information for 2004 for each of the committees:

Name	Audit		Compensation		Nominating

Kenneth D. Denman
A. Gary Ames	X				X	*
Cregg B. Baumbaugh	X
John D. Beletic			X	*	X
Peter G. Bodine			X
Arthur C. Patterson			X		X
Allan R. Spies	X	*

*	Committee Chairperson

      Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to iPass.
Audit Committee
      The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by iPass regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Three directors comprise the Audit Committee: Messrs. Ames, Baumbaugh and Spies. The Audit Committee met seven times during 2004.
      The Board of Directors has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards The Board of Directors has determined that Mr. Spies qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Spies’s level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of U.S. West Communications, a telecommunications company that was acquired by Qwest Communications International.
Compensation Committee
      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for iPass. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers our stock option and purchase plans, and other similar plans and programs. We also have a Stock Option Committee composed of Mr. Denman, our President and Chief Executive Officer, that may award stock options to new employees who are not officers. Three directors comprise the Compensation Committee: Messrs. Beletic, Bodine and Patterson. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met eight times during 2004.
Nominating Committee
      The Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of iPass, reviewing and evaluating incumbent directors, recommending to the board of directors for selection, candidates for election to the board of directors, making recommendations to the board of directors regarding the membership of the committees of the board of directors and assessing the performance of the board of directors: Our Nominating Committee Charter is attached to this proxy statement as Appendix B. Three directors comprise the Nominating Committee: Messrs. Ames, Beletic and Patterson. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating Committee met two times during 2004.
      The Nominating Committee has not established any stated specific, minimum qualifications that must be met by a candidate for a position on our board of directors. The Nominating Committee will consider all of the relevant qualifications of Board candidates, including such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of iPass, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders, and whether the candidates for the board of directors will be independent for Nasdaq purposes, as well as the current needs of the board of directors and iPass. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will also review such directors’ overall service to iPass during their term, and any relationships and transactions that might impair such directors’ independence. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating Committee has not received a recommendation for a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.
      The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 3800 Bridge Parkway, Redwood Shores, California 94065. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Meetings of the Board of Directors
      The board of directors met eight times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.
Stockholder Communications with the Board of Directors
      Our board of directors has adopted a formal process by which stockholders may communicate with the board of directors or any of our directors. Stockholders who wish to communicate with the board of directors may do so by sending written communications addressed to the Secretary of iPass at 3800 Bridge Parkway, Redwood Shores, California 94065. All communications will be forwarded by the Secretary of iPass to the board of directors or the individual Directors, as designated. All communications directed to the Audit Committee in accordance with our policy regarding accounting matters complaint procedures that relate to questionable accounting or auditing matters involving iPass will be promptly and directly forwarded to the Audit Committee.

Code of Ethics
      We have adopted a code of conduct and ethics that applies to all of our employees, including the principal executive officer, principal financial officer and principal accounting officer. This code of conduct and ethics is posted on our Website. The Internet address for our Website is http://www.ipass.com, and the code of conduct and ethics may be found as follows:

1. From our main Web page, first click on “Investors.”

2. Next, click on “Corporate Governance.”

3. Then, click on “Code of Conduct.”

4. Finally, click on “Code of Conduct and Ethics.”
      We intend to satisfy the disclosure requirement under Item 5.05 of Form  8-K regarding amendments to, or waivers from, a provision of this code of conduct and ethics by posting such information on our website, at the address and location noted above.

Report of the Audit Committee of the Board of Directors(1)
      The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2004 consisted of three members: Messrs. Ames, Baumbaugh and Spies. All members of iPass’ Audit Committee are independent (as independence is defined in Rules 4200(a)(15) and 4350(d) of the NASDAQ listing standards).
      The Audit Committee oversees iPass’ financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in iPass’ Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid thereto, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the board of directors and the Audit Committee. The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of iPass’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and iPass, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.
      The Audit Committee discussed with iPass’ independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluation of iPass’ internal controls and the overall quality of iPass’ financial reporting. The Audit Committee met seven times during 2004.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, KPMG LLP as iPass’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE

Allan R. Spies, Chairman
A. Gary Ames
Cregg B. Baumbaugh

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 2
Ratification of the Independent Registered Public Accounting Firm
      The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since May 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of iPass and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
      The following table represents aggregate fees billed to iPass for fiscal years ended December 31, 2004 and December 31, 2003, by KPMG LLP, our independent registered public accounting firm.

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees

Audit Fees	$522,500	$837,340
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$522,500	$837,340

      Audit Fees. Consists of fees billed for professional services rendered for the audit of iPass’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, review of the tax provision, comfort letters and consents, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees for the year ended December 31, 2003 include fees related to the filing of our registration statement for our initial public offering.
      All of these services were approved by the Audit Committee prior to the services being rendered to us.
Pre-Approval Policies and Procedures
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
The Board of Directors Recommends
A Vote in Favor of Proposal 2.

Securities Authorized For Issuance Under Equity Compensation Plans
      Information with respect to securities authorized for issuance under equity compensation plans as of the end of the most recently completed fiscal year is aggregated as follows:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	10,114,986	$4.78	7,378,671
Equity compensation plans not approved by stockholders	—	—	—

Total	10,114,986	$4.78	7,378,671

Executive Officers and Directors
      Set forth below is information regarding our executive officers as of March 31, 2005. Information regarding our directors is set forth in “Proposal 1-Election of Directors” presented earlier in this proxy statement.

Name	Age	Position

Kenneth D. Denman	46	Chairman, President and Chief Executive Officer
Donald C. McCauley	53	Vice President and Chief Financial Officer
John C. Charters	42	Chief Operating Officer
Bruce K. Posey	53	Vice President, General Counsel and Secretary
Anurag Lal	40	Vice President of Business Development
John P. Thuma	47	Vice President of Worldwide Sales
Joel Wachtler	55	Vice President of Marketing and Strategy
      Mr. Denman’s biography is set forth in “Proposal 1- Election of Directors” presented earlier in this proxy statement.
      Mr. McCauley has served as our Vice President and Chief Financial Officer since August 1999. From July 1998 to April 1999, Mr. McCauley served as Senior Vice President and Chief Financial Officer of Presidium, Inc., a national insurance services firm. From April 1999 to July 1999, Mr. McCauley served as Executive Vice President and Chief Financial Officer of Cambridge Integrated Services Group, Inc., a wholly-owned subsidiary of Aon Corporation, a provider of risk management, retail, reinsurance and wholesale brokerage, claims management, special services and human capital consulting services which merged with Presidium in April 1999. From May 1995 to November 1997, Mr. McCauley served as Vice President and Chief Financial Officer of Verity, Inc., a provider of enterprise intranet and Internet knowledge retrieval solutions. Mr. McCauley is a certified public accountant.
      Mr. Charters has served as our Chief Operating Officer since November 2004. From July 2003 to November 2004, Mr. Charters served as the Chief Executive Officer of the Charters Group, an independent consulting services company. From April 2002 until July 2003, Mr. Charters served as the Chief Executive Officer of Expanets Communications, a majority owned subsidiary of Northwestern Corporation and a reseller of voice and data equipment. From December 1999 until February 2002, Mr. Charters served as a Founder and Chief Executive Officer of Qwest CyberSolutions, a joint venture formed by Qwest Communications and KPMG Consulting and a provider of complex business applications hosting and management services nationwide. In September 2003, Northwestern Corporation voluntarily filed for bankruptcy.
      Mr. Posey has served as our Vice President, General Counsel and Secretary since July 2002. From August 2000 to March 2001, Mr. Posey served as General Counsel and Corporate Secretary for AuraServ Communications, Inc., a managed service provider of broadband voice and data applications that ceased operations in March 2001. From February 1997 to July 2000, Mr. Posey served as Senior Vice President — Federal Relations and Regulatory Law for US West Communications, a telecommunications company. From September 1994 to February 1997, Mr. Posey served as Vice President, Public Policy and External Affairs for MediaOne, Inc., a broadband cable and communications company.
      Mr. Lal has served as our Vice President of Business Development since October 1999. From June 1999 to October 1999, Mr. Lal served as Vice President of Internet & Multimedia Services of BT Worldwide, the international division of British Telecommunications plc., a United Kingdom based telecommunications provider. Prior to his work at BT Worldwide, Mr. Lal served as Director of Custom Network Solutions and then as Vice President of Data and Internet Product Management & Marketing of e.spire Communications, Inc., a communications services provider, from May 1996 to May 1999.
      Mr. Thuma has served as our Vice President of Worldwide Sales since February 2003 and of North American Sales since July 2000. From May 1999 to July 2000, Mr. Thuma served as a regional Vice President of UUNET, Inc., a provider of Internet communication solutions. From May 1996 to April 1999, Mr. Thuma served as a sales director of Compuserve Network Services, an Internet access service provider.
      Mr. Wachtler has served as our Vice President of Marketing and Strategy since November 2004. From September 2003 to November 2004, Mr. Wachtler served as our Vice President of Product Management and Strategy. From May 2000 to July 2003, Mr. Wachtler served as Vice President of Strategy and Development at Cable Partners, a cable company. From November 1999 to May 2000, Mr. Wachtler served as an associate with Telcom, a consulting company. From 1996 to 1999, Mr. Wachtler served in various positions, most recently, as Vice President of Strategy of MediaOne International (formerly US West International), a broadband and wireless company.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (iii) all executive officers and directors of iPass as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the address for each of the beneficial owners listed is c/o iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. All percentages in this table are based on a total of 63,011,257 shares of common stock outstanding on March 31, 2005.

	Shares Issuable	Beneficially Owned
	Pursuant to	(Including the Number
	Options	of Shares Shown in the
	Exercisable Within	First Column)
	60 Days of
Name and Address of Beneficial Owner	March 31, 2005	Shares	Percent

Kenneth D. Denman(1)	—	2,600,300	4.1%
John P. Thuma(2)	320,000	618,929	1.0
Bruce K. Posey	19,638	174,791	*
Joel Wachtler	81,633	81,633	*
Donald C. McCauley	156,250	482,250	*
Arthur C. Patterson(3)	120,000	2,469,208	3.9
Accel Partners(4)	—	1,986,385	3.2
Peter G. Bodine(5)	120,000	3,523,402	5.6
APV Technology Partners(6)	—	3,370,902	5.3
A. Gary Ames	120,000	140,000	*
John D. Beletic(7)	23,000	122,963	*
Cregg B. Baumbaugh(8)	120,000	135,000	*
Allan R. Spies	120,000	120,000	*
Royce & Associates LLC(9)	—	4,872,300	7.7
Brown Advisory Holdings, Inc.(10)	—	4,014,538	6.4
All directors and executive officers as a group (13 persons)	1,547,396	10,947,351	17.0%

*	Less than one percent (1%).

(1)	All of these shares are held by the Kenneth D. Denman Revocable Trust.

(2)	Includes 297,500 shares held by John P. Thuma and Kristina M. Thuma, trustees under the Thuma Living Trust dated 10/13/03.

(3)	Mr. Patterson is a partner at Accel Partners. Accel Partners owns 2,309,491 shares, of which Accel V L.P. owns 1,672,804 shares, Accel Internet/ Strategic Technology Fund L.P. owns 196,900 shares, Accel Investors “96 L.P. owns 87,511 shares and Accel Keiretsu V L.P. owns 29,170 shares. Accel V Associates L.L.C. is the General Partner of Accel V L.P. and has the sole voting and investment power.

Arthur C. Patterson, ACP Family Partnership L.P., James R. Swartz, James W. Breyer, Eugene D. Hill, Homestake Partnership L.P., Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel V Associates L.P. and share such power. Accel Internet/ Strategic Technology Fund Associates L.L.C. is the General Partner of Accel Internet/ Strategic Technology Fund L.P. and has the sole voting and investment power. Mr. Patterson, ACP Family Partnership L.P., James R. Swartz, James W. Breyer, Eugene D. Hill, Homestake Partners L.P., Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel Internet/ Strategic Technology Fund L.P. and share such power. Accel Keiretsu V Associates L.L.C. is the General Partner of Accel Keiretsu V L.P. and has the sole voting and investment power. Mr. Patterson, James R. Swartz, James W. Breyer, Eugene D. Hill, Luke B. Evnin and J. Peter Wagner are the Managing Members of Accel Keiretsu V Associates L.L.C. and share such powers. Mr. Patterson, James R. Swartz, James W. Breyer, Luke B. Evnin, Eugene D. Hill and J. Peter Wagner are the General Partners of Accel Investors “96 L.P. and share the voting and investment powers. Ellmore C. Patterson Partners owns 160,439 shares and the ACP Family Partnership owns 162,667 shares. Mr. Patterson is the sole General Partner of Ellmore C. Patterson Partners and the ACP Family Partnership, and has sole voting and investment power. Mr. Patterson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Patterson is c/o Accel Partners.

(4)	See footnote (3). The address for Accel Partners is 428 University Ave., Palo Alto, CA 94301.

(5)	Mr. Bodine is a Managing Member of APV Technology Partners. APV Technology Partners beneficially owns all 3,370,902 shares, of which APV Technology Partners, L.P. owns 948,372 shares, APV Technology Partners II, L.P. owns 2,128,401 shares, APV Technology Partners U.S., L.P. owns 237,096 shares, and WPS, L.L.C. owns 57,033 shares. Mr. Bodine has shared voting and investment powers over these shares. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Mr. Bodine is c/o APV Technology Partners.

(6)	See footnote (5). The address for APV Technology Partners is 2370 Watson Court, Suite 200, Palo Alto, CA 94303.

(7)	Includes 99,000 shares held in the name of John and Anne Partnership, Ltd.

(8)	Includes 15,000 shares held by the Cregg Baumbaugh, Jerilyn Baumbaugh, trustees of the Baumbaugh Family Revocable Trust dtd 7/30/01.

(9)	The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The data regarding the stock ownership of Royce & Associates, LLC is as of December 31, 2004 from the 13G filed by Royce & Associates, LLC in January 31, 2005.

(10)	The address of Brown Advisory Holdings Incorporated is 901 South Bend St., Suite 400, Baltimore, MD 21231. The data regarding the stock ownership of Brown Advisory Holdings, Inc. is as of December 31, 2004 from the 13G filed by Brown Advisory Holdings, Inc. on February 15, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.
      To iPass’ knowledge, based solely on a review of the copies of such reports furnished to iPass and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors
      The members of our board of directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings. In addition, our non-employee directors received $750 for each committee meeting attended. In 2004, members of our board of directors did not receive cash compensation for attending board meetings.
      In 2005, each member of our board of directors will receive $1,000 for each committee and board meeting attended. In June 2004, Messrs. Ames, Baumbaugh, Beletic, Bodine, Patterson and Spies each received an option to purchase 30,000 shares of our common stock at an exercise price of $10.44 per share as compensation for attendance at our board and committee meetings. These options vest in equal monthly installments over a period of one year beginning on the third anniversary of the date of grant. Under our 2003 Non-Employee Directors Plan (which shall be referred to as the “Director’s Plan”), any new non-employee director upon joining our board of directors will receive an option to purchase 120,000 shares of our common stock and each non-employee director will receive an annual option grant to purchase 30,000 shares of our common stock thereafter. Annual Option grants to Non-employee directors who have not served on our board of directors for the entire period preceding the annual meeting shall be reduced, pro rata, for each month this person did not serve on the Board of Directors. No other options may be granted at any time under the Directors’ Plan. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors’ Plan may not be exercised until vested. The initial option of 120,000 shares vests monthly over four years and the annual option grant of 30,000 shares vests monthly over one year beginning on the third anniversary of the date of grant. The term of options granted under the Directors’ Plan is indefinite. In the event of a merger of iPass with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving iPass, the vesting of each option will accelerate and the option will be fully vested and immediately exercisable.
Compensation of Executive Officers
      The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):
Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options	Compensation

Kenneth D. Denman,	2004	$250,000		$72,262	400,000	$26,597	(1)
Chairman, President and Chief	2003	250,000		86,000	—	73,224	(2)
Executive Officer	2002	250,000		25,000	—	89,153	(3)
John P. Thuma,	2004	250,000		50,640	75,833	450	(4)
Vice President of Worldwide Sales	2003	250,000		90,225	—	450	(4)
	2002	250,000		97,875	—	300	(4)
Joel Wachtler,	2004	180,000		35,329	145,000	77,138	(5)
Vice President of Marketing and Strategy	2003	70,467	(6)	15,805	100,000	270	(4)
Bruce K. Posey,	2004	196,250		42,981	49,583	23,605	(7)
Vice President, General Counsel	2003	185,000		56,265	—	690	(4)
and Secretary	2002	89,061	(8)	13,859	275,000	12,583	(9)
Donald C. McCauley,	2004	200,000		60,507	86,667	690	(4)
Vice President and Chief	2003	200,000		70,050	—	690	(4)
Financial Officer	2002	200,000		74,438	—	690	(4)

(1)	Of this amount, $18,886 is for the payment of commuting and living expenses, $7,261 is for a tax gross-up adjustment for commuting and living expenses, and $450 is for life insurance premiums paid by us.

(2)	Of this amount, $45,047 is for the payment of commuting and living expenses, $27,727 is for a tax gross-up adjustment for commuting and living expenses, and $450 is for life insurance premiums paid by us.

(3)	Of this amount, $64,186 is for the payment of commuting and living expenses, $24,679 is for a tax gross-up adjustment for commuting and living expenses and $288 is for life insurance premiums paid by us.

(4)	This amount is for life insurance premiums paid by us.

(5)	Of this amount, $30,000 is a relocation bonus, $45,794 is for the reimbursement of relocation expenses and $1,344 if for life insurance premiums paid by us.

(6)	Mr. Wachtler commenced his employment with us in September 2003.

(7)	Of this amount, $22,915 is for the reimbursement of relocation expenses and $690 is for life insurance premiums paid by us.

(8)	Mr. Posey commenced his employment with us in July 2002.

(9)	Of this amount, $10,000 is a relocation bonus, $2,209 is for the reimbursement of relocation expenses and $374 is for life insurance premiums paid by us.
Stock Option Grants and Exercises
      We grant options to our executive officers under the 2003 Equity Incentive Plan. As of March 31, 2005, options to purchase a total of 4,550,823 shares were outstanding under the 2003 Equity Incentive Plan and options to purchase 9,952,868 shares remained available for grant under the plan.
      The following tables show for the fiscal year ended December 31, 2004, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:
Option Grants and Stock Appreciation Rights in 2004
      The following table sets forth information concerning stock options granted to our Named Executive Officers during fiscal 2004. These options were granted under our 2003 Equity Incentive Plan, and provide for vesting of the underlying common stock set forth below. Options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq National Market on that date.

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rate
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(2)
	Options	in Fiscal	Price per	Expiration
Name	Granted	Year(1)	Share	Date	5% ($)	10% ($)

Kenneth D. Denman(3)	400,000	8.9%	$5.05	8/10/14	$1,270,367	$3,219,360
John P. Thuma(4)	75,883	1.7%	$5.05	8/10/14	240,839	610,334
Joel Wachtler(5)	40,000	0.9%	$10.60	5/03/14	266,651	675,747
	105,000	2.3%	$5.05	8/10/14	333,471	845,082
Bruce K. Posey(6)	49,583	1.1%	$5.05	8/10/14	157,472	399,064
Donald C. McCauley(7)	86,667	1.9%	$5.05	8/10/14	275,247	697,531

(1)	Based on a total of options to purchase 4,497,933 shares granted to all of our employees in fiscal 2004.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

(3)	The stock option grant issued to Mr. Denman vests in 24 equal monthly installments beginning on January 1, 2006.

(4)	The stock option grant issued to Mr. Thuma vests in 26 equal monthly installments beginning on November 1, 2005.

(5)	The stock option grant issued to Mr. Wachtler for 40,000 shares vests with 25% of the shares subject to the grant vesting on April 1, 2005 and the remainder of the shares subject to the grant vesting in equal monthly installments over the next 36 months. The stock option grant issued to Mr. Wachtler for 105,000 shares vests in 36 equal monthly installments beginning on July 1, 2004.

(6)	The stock option grant issued to Mr. Posey vests in 17 equal monthly installments beginning on August 1, 2006.

(7)	The stock option grant issued to Mr. McCauley vests in 26 equal monthly installments beginning on November 1, 2005.
Aggregated Option/ SAR Exercises for the Year Ended December 31, 2004 and Stock
Option Values as of December 31, 2004
      The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during 2004 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2004:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(1)		Fiscal Year-End(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth D. Denman	—	$—	—	400,000	$—	$940,000
John P. Thuma	—	—	320,000	75,833	848,000	178,208
Joel Wachtler	—	—	45,832	199,168	34,268	212,482
Bruce K. Posey	—	—	99,847	49,583	653,998	117,155
Donald C. McCauley	—	—	175,000	86,667	1,035,000	203,667

(1)	Represents the total number of shares of our common stock subject to stock options held by the Named Executive Officers as of December 31, 2004.

(2)	Based on the fair market value of our common stock as of December 31, 2004 ($7.40 per share), minus the exercise price, multiplied by the number of shares underlying the stock options.
Employment, Severance and Change of Control Agreements

Kenneth D. Denman Employment Agreement
      Mr. Denman, our Chairman, President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an offer letter dated November 13, 2001. The offer letter provides that Mr. Denman is an at will employee, which means we can terminate his employment at any time, with or without cause. This offer letter provides for an annual salary of $250,000, an annual bonus of up to $100,000 based upon the successful completion of specified performance objectives, and a stock option to purchase 2,675,300 shares of our common stock, as well as other customary benefits and terms. In February 2005, the Compensation Committee increased Mr. Denman’s potential annual bonus to $150,000. In August of 2004, Mr. Denman was granted an additional stock option to purchase 400,000 shares of our common stock. The shares subject to this option vest in equal monthly installments over 24 months beginning on January 1, 2006. In addition, if we experience a change in control and Mr. Denman’s employment is terminated without cause, or if he terminates his employment for good reason, up to 18 months after the change in control, then all of the unvested stock subject to his initial stock option grants of 2,675,300 shares automatically vests from the date of such termination. If we terminate Mr. Denman’s employment without cause and if he signs a general release of all claims against us, then Mr. Denman will receive continued payment of his then base salary for a period of six months after the termination date, up to one half of his annual target bonus of $150,000, and an additional six months of vesting of shares acquired on exercise of his option. In addition, during the first year of Mr. Denman’s employment with us we reimbursed him for relocation expenses, plus a tax gross up, under the terms of the agreement.

Executive Officer Employment Agreements
      Each of our other Named Executive Officers has signed offer letters with us. These offer letters provide that the officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and stock options, as well as other customary benefits and terms. Information for 2004 regarding the compensation earned by our Named Executive Officers is described in “Executive Compensation — Summary Compensation Table” above.

Executive Officer Stock Option Grants
      In addition, the initial stock option grants issued to each of our executive officers prior to our initial public offering in June 2003 provided that if we experienced a change of control and such officer’s employment was terminated without cause, or if such officer terminated his employment for good reason during the 12 month period following the change in control, then the unvested shares would accelerate by 24 months from the date of the change of control. All stock option grants held by these executive officers that contain this provision have fully vested other than the stock options grants issued to (i) Mr. Denman in December 2001 for a total of 2,675,300 shares of our common stock which fully accelerate if Mr. Denman is terminated without cause or resigns for good reason within an 18 month period following a change in control and (ii) Mr. Posey in July 2002 for a total of 275,000 shares of our common stock.

Report of the Compensation Committee of the Board of Directors
on Executive Compensation(2)
Compensation Philosophy and Practice
      iPass’ compensation philosophy is based on providing employees with an equitable compensation package and the opportunity for outstanding performers to earn competitive compensation over the long-term through a pay-for-performance approach. The key objectives of the iPass’ executive compensation programs are to attract, motivate and retain executives who drive iPass’ success and industry leadership. The programs are designed to:

•	Provide executives with competitive compensation that maintains a balance between cash and stock compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term performance of iPass as well as to the creation of stockholder value.

•	Provide equitable pay based on each executive’s contribution relative to the market.

•	Encourage executives to manage from the perspective of owners with an equity stake in iPass.
Components of Executive Compensation
      The compensation program for executives consists of the following components:

Cash. This includes base salary and any bonus award earned for the fiscal year’s performance. iPass’ cash compensation policies provide a competitive base salary and offer bonuses that reward superior performance. Executives have the opportunity to earn an annual bonus, expressed as a fixed dollar amount, based on the attainment of specific quarterly financial, strategic, operational and personal goals critical to iPass’ success. The bonus is designed to promote executive retention by measuring progress on a quarterly basis, with the potential to exceed target award levels payable at the end of each period for exceeding objectives. For executives and other senior leaders, total compensation at risk increases with responsibility.

Stock-based Incentives. Employees, including executives, have historically been eligible for stock option grants, and stock option grants were awarded during fiscal year 2004. iPass’ stock option program was designed to promote excellent performance over an employee’s career through compensation that increases with iPass’ long-term performance. In addition, as part of its review of its equity compensation program, iPass issued stock awards to certain executives and senior level personnel during fiscal year 2004. The size of stock option grants was based on various factors relating to the responsibilities of the individual officers and their expected future contributions.
How Executive Pay is Determined
      To ensure alignment of executive compensation with iPass’ business strategy and objectives, iPass retains a compensation consultant to conduct an evaluation of its executive compensation practices. Evaluations are performed every two years and consist of a review of compensation practices at a targeted peer group of public companies in the Internet Software industry, supplemented with data collected from published compensation surveys reflective of companies that are similar in size and industry to iPass. This market composite is used to evaluate the competitiveness of total compensation provided to iPass’ top executive positions. In designing and administering its executive compensation programs, iPass attempts to target the 50th percentile for comparable organizations.

      2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

How iPass’ Use of Stock-Based Awards is Determined
      As described above, during fiscal year 2004, iPass’ compensation and retention strategy included the use of stock options. The level of this usage was determined based on geographic-specific market data to determine the desired mix of cash and equity pay. Each year, the Compensation Committee determines the appropriate usage of stock options based on scope of role and pay relativity balanced against the projected needs of the business as well as financial considerations, including the projected impact on stockholder dilution.
Compensation for the Chairman and Chief Executive Officer
      The Compensation Committee annually reviews the compensation of Kenneth D. Denman, Chairman, President and Chief Executive Officer, under the guidelines outlined above for determining executive pay. The compensation of Mr. Denman reflects his status as a significant stockholder of iPass. Mr. Denman is eligible for a 2005 annual target bonus of $150,000 expressed as a fixed dollar amount based on the attainment of specific strategic, operational and revenue and operating income-oriented financial goals for the Company, which are reviewed by the Compensation Committee. For the year ended December 31, 2004, Mr. Denman’s base salary of $250,000, potential annual bonus of $100,000 and annual bonus paid of $72,262 were determined by the Compensation Committee based on its assessment of Mr. Denman’s achievement of the goals previously mentioned. As the senior leader of iPass, he is focused on building long-term success, and his interests are aligned with the stockholders of iPass.
2005 Management Bonus Plan
      On February 11, 2005, the Compensation Committee approved the terms of a 2005 Management Bonus Structure (the “Bonus Plan”). The purpose of the Bonus Plan is to attract, motivate and retain the iPass’ executive officers and reward them for assisting the Company in achieving its operational goals through exemplary performance.
      Under the Bonus Plan, cash bonuses, if any, will be based on both the achievement of specified individual and corporate goals as well as a review of personal performance, which will be determined at the discretion of the Compensation Committee.
      Bonus amounts will be determined as follows:

•	The target bonus amount for each executive officer has been determined by the Compensation Committee.

•	A bonus may range from 50% to 150% of the target bonus amount for each executive officer.

•	The percentage of the target bonus amount paid to the Company’s chief executive officer will be based on the Company’s financial incentive goals set forth in the Bonus Plan.

•	The percentage of the target bonus amount paid to each of the other executive officers of the Company will be weighted such that 80% of the bonus will be based on meeting the Company’s financial incentive goals and 20% will be based on meeting individual performance objectives.

•	The financial performance goal of each executive officer will be based on the Company’s revenue, earnings per share and contract minimum commitments for 2005.

•	Performance of each executive officer will be examined and bonus payments will be made on a quarterly basis.
Tax Deductibility under Section 162(m)
      As noted above, iPass’ compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that iPass should be able to continue to manage its executive compensation program for Named

Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

COMPENSATION COMMITTEE

John D. Beletic, Chairman
Peter G. Bodine
Arthur C. Patterson

Compensation Committee Interlocks and Insider Participation
      As previous noted, our compensation committee consists of Messrs. Beletic, Bodine and Patterson. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.
Performance Measurement Comparison1
      The following graph shows the total stockholder return of an investment of $100 in cash as of July 24, 2003, the date of our initial public offering for (i) our common stock, (ii) the NASDAQ Composite Index and (iii) the Russell 2000 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31:
Comparison of Cumulative Total Return
Among iPass Inc.,
Nasdaq Market Index and Russell 2000 Index
ASSUMES $100 INVESTED ON JULY 24, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	7/24/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04

iPass Inc.	100.00	125.87	85.75	58.54	56.72	32.08	39.64

Russell 2000 Index	100.00	102.45	116.99	124.01	124.79	120.87	137.46

Nasdaq Market Index	100.00	103.26	115.67	115.43	118.83	110.28	126.78

      We do not believe that there are any published industry or line of business indices that are directly relevant to our line of business. In addition, we do not believe that we can construct a peer group index as many of the services similar to ours comprise a small portion of the business of the companies providing the services. Consequently, in addition to the NASDAQ Composite Index, we are comparing our stock price

      1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

performance to the Russell 2000 Index as it is an index of businesses with an average market capitalization similar to ours.
Certain Relationships and Related Transactions
Director and Officer Indemnification
      We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.
Loans to Officers
      We received full recourse promissory notes in exchange for loans used to exercise stock options from the following executive officers:

			Largest Amount
			Outstanding
Officer	Date	Principal Amount	During 2004

Kenneth D. Denman	February 5, 2002	$1,235,175	$1,431,237
Kenneth D. Denman	February 5, 2002	99,800	115,642
John P. Thuma	February 5, 2002	99,800	117,745
John P. Thuma	February 5, 2002	49,900	58,873
Anurag Lal	December 1, 2001	187,885	221,381
Anurag Lal	December 1, 2001	113,524	133,762
Donald C. McCauley	December 1, 2001	459,371	541,266
Roy D. Albert	December 1, 2001	229,651	267,314
      Each of the notes had an interest rate of 7.0%, with the outstanding principal and interest due on July 23, 2004. The outstanding principal and all accrued interest related to these notes was paid in full prior to their due date in 2004.

Householding of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, iPass will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

Other Matters
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bruce K. Posey
Vice President, General Counsel and Secretary
April 27, 2005
      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. Alternatively, our Form 10-K is also available free of charge on our website at www.ipass.com.

     IPASS INC.

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — 01 — John D. Beletic	☐	☐

02 — 02 — A. Gary Ames	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as iPass Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES

C  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — iPASS INC.

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the board of directors of iPass Inc.

The undersigned hereby appoints Kenneth D. Denman and Donald C. McCauley, and each of them, as proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, $0.001 par value per share, of iPass Inc., held of record by the undersigned on April 15, 2005, at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, CA, on Friday, June 3, 2005 at 9:00 a.m., Pacific Time, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

  To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-536-4457 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time on June 2, 2005.
THANK YOU FOR VOTING